Exhibit 99.1

Ipsidy Announces Results for Third Quarter 2018

LONG BEACH, N.Y., November 7, 2018 -- Ipsidy Inc. (www.ipsidy.com) [OTCQX:IDTY], a provider of secure, biometric identification, identity management and electronic transaction processing services, today announced its results for the quarter ended September 30, 2018.

Financial Highlights for the Three and Nine Months Ended September 30, 2018

●	Total revenue for the three and nine-month periods was $0.7 million and $3.1 million respectively compared to $0.6 million and $1.8 million respectively for the three and nine months in 2017. The increase in revenue for the nine-month period reflected the successful completion of the supply of SearchTM, our Automated Fingerprint Identification System and related services to the Zimbabwe Electoral Commission (“ZEC”).

●	Net loss for the three and nine months was $2.1 million and $7.4 million respectively compared to a net loss of $2.1 million and $14.6 million respectively for the three and nine months in 2017. In 2017, the satisfaction of notes payable in the first quarter resulted in a charge of approximately $4.1 million.

●	Basic and fully diluted net loss per share for the three and nine months in 2018 was $0.00 and $0.02 cents respectively compared to basic and diluted net loss per share of $0.01 and $0.04 cents respectively for the three and nine months in 2017.

●	Adjusted EBITDA loss for the three and nine months in 2018 was $1.1 million and $4.4 million respectively compared to $1.2 million and $4.1 million respectively in 2017. Adjusted EBITDA loss for the nine-month period increased approximately $0.3 million due to the increased investment in salary and technology expense, as the Company expanded its infrastructure to support future operations and in addition incurred a $0.5 million charge principally for the write-down in the value of legacy kiosks, offset by the revenue earned from the sale of our SearchTM system to ZEC.

●	In August 2018, the Company received subscriptions, for aggregate gross proceeds of approximately $9.6 million, by the issuance of approximately 64.1 million shares of Common Stock at $0.15 per share. The Theodore Stern Revocable Trust (the “Stern Trust”) invested $1 million in this round. Mr. Theodore Stern, one of the directors of our Company, is the trustee of the Stern Trust.

●	In August 2018, the Company decided to partially prepay $1,000,000 of principal and approximately $158,000 of accrued interest, out of the $3,000,000 Note dated February 1, 2017 held by the Stern Trust.

Over the past 18 months, we have continued to strengthen our bench and our management team. We have developed a clear strategy for taking advantage of the tremendous opportunity in the Identity as a Service vertical and are hard at work executing on our strategy. We have a suite of exciting services and solutions, operating on a new platform that we have built, tested and piloted over the past 18 months. We believe that we are one of the few companies that can addresses biometric access control and security in both physical and digital environments from a single platform, using a single mobile application across multiple customers and their users. Ipsidy’s platform is flexible, scalable, can be accessed by our customers in different markets and verticals and operated by our operations team and will support a growing, repeatable and recurring revenue stream.

Innovation is critical to our success and our recently announced partnership with Ayonix highlights our approach of integrating third-party technologies into our identity platform. By combining the high-speed performance and edge device detection capabilities of Ayonix 3D FaceID software with our Access by Ipsidy solution, we are creating a frictionless experience using existing IP camera technology for employees, residents, patients, students and visitors accessing a perimeter or building. At the same time we are providing the operator with secure, real time, access control and identity management system, managed from a portable low cost tablet.

We have also been hard at work adding additional services to our platform including verification of identity, a service requested by many financial institutions. We have also developed other biometric protected solutions that are available to our customers, without the need for them to undertake any development or integration and can be used by simply logging into our portal.

Following on from our work with partners, we have responded to customer feedback, enhanced our products and are now focusing our attention and efforts on marketing and sales, in different markets. The activities for the quarter reflect our emphasis on product delivery and ensuring that our customers’ needs will be met. We are targeting end user enterprises as well as resellers (e.g. integrators and value-added resellers) for our services, as these organizations demand a high level of quality, security and service for their customers. In so doing we believe that this will help us achieve and maintain the high standards necessary to satisfy all customers.

“We have made tremendous strides over the last 18 months and are firmly on the road towards achieving our strategic objectives,” said Philip Beck, Chairman and CEO of Ipsidy. “Our partnership with Ayonix, announced yesterday, highlights our approach of integrating third-party technologies into our identity platform. We are excited by the possibilities opened up by our new services. Our recently announced implementations of both Access and Verified are, we believe, just the start and if things go according to plan, we look forward to announcing many more customer implementations and users accessing the system over the coming quarters, with corresponding revenue.”

Operational Highlights

The Company continued to make progress in executing our strategy, building the team, enhancing our identity transaction platform and establishing sales channels to support the launch of our new identity solutions across several vertical and international markets, including the following activities:

●	Added to our engineering, QA and operations teams and recruited experienced new management. These new resources are experienced in building and operating scalable platforms in the mobile world and manage both internal and external development and QA teams, which are building and maintaining our systems.

●	Launch of AccessTM, our out-of-the-box Identity as a Service solution for access management. Using just a tablet and a Bluetooth beacon and requiring no integration or expensive hardware, Access delivers a highly secure, yet low-cost, biometric access solution to protect the perimeter and create a trusted environment.

●	First implementation of VerifiedTM in Panama with Datapro and Unibank. Our biometric multi-factor authentication solution was integrated into Datapro’s e-IBS core banking software and therefore becomes available to all of the financial institutions who use Datapro’s hosted software solution. Datapro services over 160 financial institutions in 31 countries.

●	We have bolstered the sales and marketing team with new management. Our agreements with Safetrade Africa and New Image Building Services to resell our services and solutions in Sub-Saharan Africa and Latin America, highlight our focus on reseller channels to market our products.

●	Signed terms with Ayonix Face Technologies to work together to enhance our Access product with their high-speed 3D facial recognition technology.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the Quarter ended September 30, 2018 filed at www.sec.gov and posted on the Company’s investor relations website.

Get the Ipsidy mobile app at: App Store or GooglePlay

Visit the Ipsidy website today at https://www.ipsidy.com/developers where you can create a demo account and run test authentications using the Ipsidy mobile app.

About Ipsidy:

Ipsidy Inc (OTCQX:IDTY) www.ipsidy.com is a provider of secure, biometric identification, identity management and electronic transaction processing services. Ipsidy is headquartered in New York and has operating subsidiaries: MultiPay in Colombia, www.multipay.com.co, Cards Plus in South Africa, www.cardsplus.co.za and Ipsidy Enterprises in the UK. Our identity transaction platform creates a trusted transaction, embedding authenticated identity and event details with a digital signature and using a participant’s mobile device to approve everyday transactions. Our platform offers biometric and multi-factor identity management solutions, which are intended to support a wide variety of electronic transactions. We believe that it is essential that businesses and consumers know who is on the other side of an electronic transaction and have an audit trail, proving that the identity of the other party was duly authenticated. We continue to enhance our solutions to provide our customers with the next level of transaction security, control and certainty over everyday transactions. Further information on Ipsidy can be found at www.ipsidy.com or contact us at sales@ipsidy.com.

Contacts:

Ipsidy Inc.
Philip Beck, Chairman & CEO	philipbeck@ipsidy.com
Stuart Stoller	stuartstoller@ipsidy.com
+1 (516) 274-8700

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy and its business partners, net revenue, net income, Adjusted EBITDA, earnings per share, future product and service launches with customers and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding Ipsidy’s present and future business strategies, and the environment in which Ipsidy expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report Form 10-K for the Fiscal Year ended December 31, 2017 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Ipsidy expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (6) derivative income (expense) and (7) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

IPSIDY INC AND SUBSIDIARIES

 Reconciliation of Net Loss to Adjusted EBITDA

 (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Net loss	$(2,145,098)	$(2,110,019)	$(7,371,073)	$(14,581,691)

Add Back:

Interest Expense	218,075	230,698	703,542	1,125,880
Conversion of debt, derivative liability, and modifications/other	(1,198)	—	(78,932)	4,106,652
Depreciation and amortization	125,781	99,779	349,921	346,313
Taxes	2,887	1,187	17,304	6,957
Stock compensation	684,468	624,581	1,977,368	4,891,251

Adjusted EBITDA (Non-GAAP)	$(1,115,085)	$(1,153,774)	$(4,401,870)	$(4,104,638)

IPSIDY INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current Assets:
Cash	$7,414,405	$4,413,822
Accounts receivable, net	229,803	165,929
Current portion of net investment in direct financing lease	57,183	52,790
Inventory	128,022	492,030
Other current assets	278,911	218,537
Total current assets	8,108,324	5,343,108

Property and equipment, net	195,937	209,719
Other Assets	1,294,931	1,243,531
Intangible Assets, net	3,288,509	2,878,080
Goodwill	6,736,043	6,736,043
Net investment in direct financing lease, net of current portion	575,310	618,763
Total assets	$20,199,054	$17,029,244

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,309,348	$1,447,185
Capital lease obligation, current portion	29,989	27,420
Deferred revenue	438,085	122,511
Total current liabilities	1,777,422	1,597,116

Long-term liabilities:
Notes payable, net	1,826,208	2,375,720
Capital lease obligation, net of current portion	92,685	115,509
Total liabilities	3,696,315	4,088,345

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 476,416,957 and 403,311,988 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	47,642	40,331
Additional paid in capital	90,023,340	79,053,339
Accumulated deficit	(73,778,695)	(66,407,622)
Accumulated comprehensive income	210,452	254,851
Total stockholders’ equity	16,502,739	12,940,899
Total liabilities and stockholders’ equity	$20,199,054	$17,029,244

See notes to condensed consolidated financial statements.

IPSIDY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenues:
Products and services	$684,640	$589,576	$3,014,374	$1,695,737
Lease income	17,169	18,070	52,551	56,050
Total revenues, net	701,809	607,646	3,066,925	1,751,787

Operating Expenses:
Cost of Sales	240,908	144,367	1,104,865	448,637
General and administrative	2,247,300	2,235,356	8,302,453	10,235,923
Research and development	13,154	6,278	38,845	63,116
Depreciation and amortization	125,781	99,779	349,921	346,313
Total operating expenses	2,627,143	2,485,780	9,796,084	11,093,989

Loss from operations	(1,925,334)	(1,878,134)	(6,729,159)	(9,342,202)

Other Income (Expense):
Loss on derivative liability	—	—	—	(452,146)
Gain on extinguishment of note payable	—	—	—	2,802,234
Loss on modification of derivatives	—	—	—	(319,770)
Loss on modification of warrants	—	—	—	(158,327)
Loss on settlement of notes payable	—	—	—	(5,978,643)
Interest expense	(218,075)	(230,698)	(703,542)	(1,125,880)
Other income, net	1,198	—	78,932	—
Other expense, net	(216,877)	(230,698)	(624,610)	(5,232,532)

Loss before income taxes	(2,142,211)	(2,108,832)	(7,353,769)	(14,574,734)

Income Taxes	(2,887)	(1,187)	(17,304)	(6,957)

Net loss	$(2,145,098)	$(2,110,019)	$(7,371,073)	$(14,581,691)

Net loss per share - Basic	$(0.00)	$(0.01)	$(0.02)	$(0.04)

Net loss per share - Diluted	$(0.00)	$(0.01)	$(0.02)	$(0.04)

Weighted Average Shares Outstanding - Basic	430,651,242	344,658,454	414,132,103	328,131,720

Weighted Average Shares Outstanding - Diluted	430,651,242	344,658,454	414,132,103	328,131,720

IPSIDY INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,371,073)	$(14,581,691)
Adjustments to reconcile net loss with cash used in operations:
Depreciation and amortization expense	349,921	346,313
Stock-based compensation	1,798,285	4,891,251
Stock issued for services	227,097	140,151
Inventory reserve	348,308	—
Amortization of debt discount and debt issuance costs, net	450,488	793,061
Loss on derivative liability	—	452,146
Gain on settlement of notes payable	—	(2,802,234)
Loss on modification of derivatives	—	319,770
Loss on modification of warrants	—	158,327
Loss on conversion of debt	—	5,978,643
Changes in operating assets and liabilities:
Accounts receivable	(78,166)	(75,806)
Net investment in direct financing lease	39,060	35,111
Other current assets	(60,374)	(41,459)
Inventory	4,000	(704,326)
Accounts payable and accrued expenses	(122,391)	319,814
Deferred revenue	315,574	(121,395)
Net cash flows from operating activities	(4,099,271)	(4,892,324)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(52,715)	(11,392)
Investment in other assets including work in process	(745,253)	(921,780)
Net cash flows from investing activities	(797,968)	(933,172)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable and common stock	—	3,000,000
Proceeds from the sale of common stock, net	9,610,793	4,002,000
Payment of debt issuance costs	(658,864)	(375,821)
Principal payments on capital lease obligations	(20,255)	(14,119)
Principal payments on notes payable	(1,000,000)	(59,819)
Net cash flows from financing activities	7,931,674	6,552,241

Effect of foreign currencies exchange on cash	(33,852)	24,329

Net change in Cash	3,000,583	751,074
Cash, Beginning of Period	4,413,822	689,105
Cash, End of Period	$7,414,405	$1,440,179

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$157,750	$11,021
Cash paid for income taxes	$17,304	$6,957

Non-cash Investing and Financing Activities:
Issuance of common stock for conversion of debt and related interest	$—	$21,609,673
Issuance of common stock for debt issuance costs	$—	$224,460
Reclassification of derivatives upon removal of price protection in warrants	$—	$7,614,974
Reclassification of software development costs to intangible assets	$679,882	$—
Acquisition of equipment due to a capital lease	$—	$163,407